Exhibit 99.4

AMENDMENT NO. 2 TO

THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF

EVERCORE LP

This Amendment No. 2 (the “Amendment”) to the Amended and Restated Limited Partnership Agreement, dated as of August 7, 2006, as supplemented by the Supplement to the Amended and Restated Limited Partnership Agreement on August 7, 2006, and as amended on May 9, 2007 by Amendment No. 1 to the Amended and Restated Limited Partnership Agreement (collectively, as amended, supplemented or modified from time to time, the “Partnership Agreement”), of Evercore LP, a Delaware limited partnership (the “Partnership”), by and among Evercore Partners Inc., a Delaware corporation, as general partner of the Partnership (the “General Partner”), and the Limited Partners (as defined therein) of the Partnership, is made as of the 27th day of May, 2009. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

W I T N E S S E T H

WHEREAS, the General Partner desires to amend the Partnership Agreement to reflect the creation and issuance of certain Class B-3 Units (the “New Class B Units”);

WHEREAS, the General Partner intends to issue the New Class B Units pursuant to the subscription agreement (the “Subscription Agreement”) dated as of the date hereof between the Partnership and the Investors named therein (the “Investors”);

NOW, THEREFORE, the General Partner hereby amends the Partnership Agreement as follows:

(1) The New Class B Units shall be an additional sub-class of Class B Units, which are hereby created and established for issuance and entitled “Class B-3 Units.”

(2) Definitions. Article I of the Partnership Agreement is hereby amended by:

deleting the definition of “Class B Units” in its entirety and replacing it with the following:

“Class B Units” means, collectively, the Class B-1 Units, the Class B-2 Units and the Class B-3 Units.

by adding the following immediately after the definition of Class B-2 Units:

“Class B-3 Units” means the Class B-3 Units of the Partnership representing the interests of the Partnership set forth in this Agreement.

and by adding the following sentence at the end of the definition of “Family Trust”:

In addition, the Ralph L. Schlosstein 1998 Long-Term Trust shall be a Family Trust in respect of Ralph L. Schlosstein.

(3) New Class B Units Issued Pursuant to the Subscription Agreement.

(a) The New Class B Units and the holders thereof have identical rights in all respects as other Class B Units, except as otherwise specified in this Amendment and the Partnership Agreement shall be amended to the extent necessary to reflect the terms of the New Class B Units described herein.

(b) The New Class B Units shall be Vested Units and listed as such on Schedule I of the Partnership Agreement.

(c) Notwithstanding clause (a) of Section 8.03 of the Partnership Agreement, (i) after the fifth anniversary of the date of the Subscription Agreement or (ii) upon Ralph L. Schlosstein’s death, Disability, termination without Cause or resignation for Good Reason (as each of Disability, Cause and Good Reason is defined in the initial employment agreement entered into between the Partnership and Ralph L. Schlosstein (the “Employment Agreement”)) or a Change in Control (as defined in the General Partner’s 2006 Stock Incentive Plan), the Investors (and each Permitted Transferee of the Investors) may exchange all or a portion of the New Class B Units owned by the Investors or such Permitted Transferee for shares of Class A Common Stock pursuant to, and in accordance with, Article V of the Certificate of Incorporation or, if the General Partner and such Investor or Permitted Transferee shall mutually agree, Transfer such New Class B Units to the General Partner, the Partnership or any of its subsidiaries for other consideration; and

(d) For purposes of Section 8.05 of the Partnership Agreement only, the Investors shall be deemed Founding Limited Partners and the New Class B Units shall be deemed Initial Units.

(e) If Ralph L. Schlosstein’s employment with the General Partner, the Partnership or any of its subsidiaries is terminated by the General Partner, the Partnership or any of its subsidiaries for Cause (as such term is defined in the Employment Agreement) or if Ralph L. Schlosstein resigns without Good Reason (as such term is defined in the Employment Agreement), then (i) if such termination or resignation occurs prior to the fifth anniversary of the date of the Employment Agreement, the Partnership shall have the right and option, exercisable by written notice to the Investors within 90 days following such termination or resignation, to purchase any or all Units then held by the Investors (and each Permitted Transferee of the Investors) at a price per Unit equal to Fair Market Value, and (ii) if such termination or resignation occurs on or after the fifth anniversary of the date of the Employment Agreement, the Partnership shall have the right and option, exercisable by written notice to the Investors within 90 days following such termination or resignation, to purchase any or all Units then held by the Investors (and each Permitted Transferee of the Investors) at a price per Unit equal to Fair Market Value. For the avoidance of doubt, the Partnership’s purchase right described in this Section 3(e) shall not apply in the case of the termination of Ralph L. Schlosstein’s employment due to death, Disability, termination without Cause or resignation for

Good Reason (as each of Disability, Cause and Good Reason is defined in the Employment Agreement). If the Partnership delivers such a notice to an Investor (or a Permitted Transferee of an Investor) pursuant to this Section 3(e), the settlement date for the purchase notified therein shall be on the 60th day following the date of such notice (or, if such date is not a Business Day, on the first Business Day thereafter); provided, however, that if such notice is delivered pursuant clause (ii) of this Section 3(e), then such Investor (or such Permitted Transferee of such Investor) may elect to exchange the Units subject to such notice for shares of Class A Common Stock pursuant to, and in accordance with, Article V of the Certificate of Incorporation or, if the General Partner and such Investor or Permitted Transferee shall mutually agree, Transfer such Units to the General Partner, the Partnership or any of its subsidiaries for other consideration, at any time during the first 30 days following the Partnership’s delivery of such purchase notice, and, for the avoidance of doubt, Units so exchanged will no longer be subject to purchase by the Partnership.

For purposes of this Section 3(e), “Business Day” shall mean, any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by law to close.

For purposes of this Section 3(e), “Fair Market Value” shall be based on the price at which all of the business and assets, subject to all of the liabilities, of the General Partner would likely be sold in an arm’s-length transaction between a willing and able buyer under no compulsion to buy and a willing and able seller under no compulsion to sell, and such buyer and seller being apprised of and considering all relevant facts, circumstances and factors, and shall mean (i) during the period commencing on the date of issuance of the New Class B Units until the fifth anniversary of the date of the Employment Agreement, the value established by the Compensation Committee (the “Committee”) of the General Partner in good faith using the same methodology applied by the General Partner in accounting for the initial issuance of the New Class B Units, which for the avoidance of doubt involved the calculation of the Market Price less a discount for lack of marketability and (ii) at any time on or after the fifth anniversary of the date of the Employment Agreement, the Market Price.

For purposes of this Section 3(e), the “Market Price” shall mean, on a given date, (i) if there should be a public market for the Class A Common Stock on such date, the average of the arithmetic means of the high and low prices of a share of Class A Common Stock as reported on such date by the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on any national securities exchange, the average of the arithmetic means of the per share closing bid price and per share closing asked price, in each case, over the 10 trading days immediately preceding and including such date as quoted on the primary market in which such prices are regularly quoted, or, if no sale of shares shall have been reported by any national securities exchange or quoted on such other primary market on such date, then over the 10 trading days immediately preceding and including the immediately preceding date on which sales of the shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the shares on such date, the Market Price shall be the per share value of a share of Class A Common Stock established by the Committee in good faith based on the price at which all of the business and assets, subject to all of the liabilities, of the General Partner would likely be sold in an arm’s-length transaction between a willing and able buyer under no compulsion to buy and a willing and able seller under no compulsion to sell, and such buyer and seller being apprised of and considering all relevant facts, circumstances and factors.

(f) Until the earlier of (x) the fifth anniversary of the date of the Subscription Agreement or (y) Ralph L. Schlosstein’s death, Disability, termination without Cause or resignation for Good Reason (as each of Disability, Cause and Good Reason is defined in the Employment Agreement) or a Change in Control (as defined in the General Partner’s 2006 Stock Incentive Plan), the Investors (and each Permitted Transferee of the Investors) may not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class B Units or Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class B Units or Class A Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class B Units or Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class B Units or Class A Common Stock or such other securities, in cash or otherwise or (iii) publicly disclose the intention to do any of the foregoing without the prior written consent of the General Partner, which consent may be given or withheld, or made subject to such conditions (including, without limitation, the receipt of such legal opinions and other documents that the General Partner may require) as are determined by the General Partner, in each case in the General Partner’s sole discretion. For the avoidance of doubt, the General Partner hereby consents to Transfers by the Investors (and each Permitted Transferee of the Investors) expressly permitted by Section 8.05 of the Partnership Agreement.

(4) Continuation of Partnership Agreement. The Partnership Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Amendment were contained in one document. Except as expressly amended or supplemented by this Amendment, the provisions of the Partnership Agreement as in effect immediately prior to the execution hereof shall remain in full force and effect.

(5) Admission of Limited Partner. Schedule I of the Partnership Agreement shall be amended to reflect the subscription set forth in the Subscription Agreement and the admission of each Investor as a Limited Partner.

(6) Miscellaneous.

(a) This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

(b) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(c) If any term or other provision of this Amendment is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Partnership Agreement as of the date first written above.

GENERAL PARTNER

EVERCORE PARTNERS INC.

By:
Name:
Title:

LIMITED PARTNERS:

By:	Evercore Partners Inc., as attorney-in-fact for the Limited Partners

By:
Name:
Title:

[Signature Page to Amendment No. 2]